Exhibit 10.1

Chris Robison PSU

NEWMONT MINING CORPORATION

PERFORMANCE LEVERAGED STOCK UNIT AGREEMENT

NOTICE OF GRANT AND AWARD AGREEMENT

You are eligible for Performance Leveraged Stock Units (“PSUs”) under the Newmont 2013 Stock Incentive Plan (the “Plan”), the terms of this Notice of Grant and Award Agreement and the attached applicable compensation program, Senior Executive Compensation Program, (collectively “PSU Terms Agreement”). Subject to the provisions of the PSU Terms Agreement, the principle features of PSUs are as follows:

Target Grant Setting Date:	February 24, 2015

Target number of PSUs:	See your Reward and Recognition Statement or Computershare account

Performance Period:

One-third of the target will be based upon a one year performance period of January 1, 2015 – December, 31, 2015, one-third of the target based upon a two year performance period of January 1, 2015 – December 31, 2016, and one-third of the target based upon a three year performance period of January 1, 2015 – December 31, 2017.

Payout Determination:

Based upon Newmont Mining Corporation share price performance and relative total shareholder return over the performance period stated above and as calculated in the Senior Executive Compensation Program.  Payout will be made in the form of Company Common Stock.

Target Acknowledgement and Agreement:

You must acknowledge and accept this PSU Terms Agreement within 60 days of receipt of this PSU Terms Agreement to be eligible for payout of PSUs.  The Grant Acknowledgment is set forth on the Computershare - Employee Online webpage, and is incorporated by reference herein.  The PSU Terms Agreement shall be deemed executed by Employee upon his or her execution of the Grant Acknowledgment.

Separation of Employment Prior to Expiration of the Performance Period:

You shall receive no vesting of PSUs, meaning no delivery of Common Stock, in the event of voluntary separation of employment.  See the terms of the Senior Executive Compensation Program document for treatment of PSUs in the event of death, disability, involuntary termination without cause, retirement under the pension plan of Newmont*, change of control and termination of employment following change of control.

*Retirement under the pension plan of Newmont means:

If a participant under:	You qualify if:
Final Average Pay	- You are age 55 and have 10 years of service - You are age 62
Stable Value Plan	- Age 65

All capitalized terms that are not defined herein shall have the meaning as defined in the Newmont Mining Corporation 2013 Stock Incentive Plan ("Plan").

Chris Robison PSU

1.Nontransferability.     Employee's interest in the PSUs and any shares of Common Stock relating thereto may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated otherwise than by will or by the laws of descent and distribution, prior to such time as the shares of Common Stock have actually been issued and delivered to Employee.

2.Acknowledgements.     Employee acknowledges receipt of and understands and agrees to the terms of the PSU Terms Agreement and the Plan. In addition, Employee understands and agrees to the following:

(a)Employee hereby acknowledges receipt of a copy of the PSU Terms Agreement, the Plan and agrees to be bound by all of the terms and provisions thereof, including any terms and provisions of the Plan adopted after the date of the PSU Terms Agreement but prior to the completion of the Performance Period.  If and to the extent that any provision contained in the PSU Terms Agreement is inconsistent with the Plan, the Plan shall govern.  If and to the extent that any provision of the Notice of Grant is inconsistent with the applicable compensation program, the applicable compensation program shall govern.

(b)Employee acknowledges that as of the date of the PSU Terms Agreement, the PSU Terms Agreement, the Grant Acknowledgement and the Plan set forth the entire understanding between Employee and Newmont regarding the acquisition of shares of Common Stock underlying the PSUs in Newmont and supersedes all prior oral and written agreements pertaining to the PSUs.

(c)Employee understands that his or her employer, Newmont and its Subsidiaries hold certain personal information about Employee, including but not limited to his or her name, home address, telephone number, date of birth, social security number, salary, nationality, job title and details of all PSUs or other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding ("personal data"). Certain personal data may also constitute "sensitive personal data" within the meaning of applicable law.  Such data include but are not limited to the information provided above and any changes thereto and other appropriate personal and financial data about Employee. Employee hereby gives explicit consent to Newmont and any of its Subsidiaries to process any such personal data and/or sensitive personal data. Employee also hereby gives explicit consent to Newmont to transfer any such personal data and/or sensitive personal data outside the country in which Employee is employed, including, but not limited to the United States. The legal persons for whom such personal data are intended include, but are not limited to Newmont and its agent, Computershare Investor Services.  Employee has been informed of his or her right of access and correction to his or her personal data by applying to Director of Compensation, Newmont Corporate.

(d)Employee understands that Newmont has reserved the right to amend or terminate the Plan at any time, and that the grant of PSUs under the Plan at one time does not in any way obligate Newmont or its Subsidiaries to grant additional PSUs in any future year or in any given amount.  Employee acknowledges and understands that the PSUs are awarded in connection with Employee's status as an employee of his or her employer and can in no event be interpreted or understood to mean that Newmont is Employee's employer or that there is an employment relationship between Employee and Newmont. Employee further acknowledges and understands that Employee's participation in the Plan is voluntary and that the PSUs and any future PSUs under the Plan are wholly discretionary in nature, the value of which do not form part of any normal or expected compensation for any purposes, including, but not limited to, calculating any termination, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, other than to the extent required by local law.

(e)Employee acknowledges and understands that the future value of the shares of Common Stock acquired by Employee under the PSU Terms Agreement and the Plan is unknown and cannot be predicted with certainty and that no claim or entitlement to compensation or damages arises from the forfeiture of the PSUs or termination of the Plan or the diminution in value of any shares of Common Stock acquired under the Plan and Employee irrevocably releases Newmont and its Subsidiaries from any such claim that may arise.

(f)Employee acknowledges that the granting of Common Stock underlying the PSUs shall not occur upon the earlier of termination of employment or receipt of notice of termination of employment for any reason, except as stated in the PSU Terms Agreement, and the Employee irrevocably waives any right to the contrary under applicable law.

(g)Employee acknowledges that the Employee’s acceptance of the PSUs, including the terms and conditions of the PSU Terms Agreement, is voluntary.

3.Miscellaneous

(a)No Right to Continued Employment.  Neither the PSUs nor any terms contained in the PSU Terms Agreement shall confer upon Employee any expressed or implied right to be retained in the service of any Subsidiary for any period at all, nor restrict in any way the right of any such Subsidiary, which right is hereby expressly reserved, to terminate his or her employment at any time with or without cause.  Employee acknowledges and agrees that any right to receive delivery of shares of

Chris Robison PSU

Common Stock is earned only by continuing as an employee of a Subsidiary at the will of such Subsidiary, or satisfaction of any other applicable terms and conditions contained in the PSU Terms Agreement and the Plan, and not through the act of being hired, being granted the PSUs or acquiring shares of Common Stock under the PSU Terms Agreement.

(b)Compliance with Laws and Regulations.  The award of the PSUs to Employee and the obligation of Newmont to deliver shares of Common Stock hereunder shall be subject to (i) all applicable federal, state, local and foreign laws, rules and regulations, and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Newmont Committee shall, in its sole discretion, determine to be necessary or applicable.  Moreover, shares of Common Stock shall not be delivered hereunder if such delivery would be contrary to applicable law or the rules of any stock exchange.

(c)Investment Representation.  If at the time of delivery of shares of Common Stock, the Common Stock is not registered under the Securities Act of 1933, as amended (the “Securities Act”), and/or there is no current prospectus in effect under the Securities Act with respect to the Common Stock, Employee shall execute, prior to the delivery of any shares of Common Stock to Employee by Newmont, an agreement (in such form as the Newmont Committee may specify) in which Employee represents and warrants that Employee is purchasing or acquiring the shares acquired under the PSU Terms Agreement for Employee's own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption Employee shall, prior to any offer for sale of such shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Newmont Committee, from counsel for or approved by the Newmont Committee, as to the applicability of such exemption thereto.

(d)Severability.  If any of the provisions of the PSU Terms Agreement should be deemed unenforceable, the remaining provisions shall remain in full force and effect.

(e)Governing Law.  The PSU Terms Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

(f)Transferability of Agreement.  The PSU Terms Agreement may not be transferred, assigned, pledged or hypothecated by either party hereto, other than by operation of law.  The PSU Terms Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, including, in the case of Employee, his or her estate, heirs, executors, legatees, administrators, designated beneficiary and personal representatives. Nothing contained in this Agreement shall be deemed to prevent transfer of the PSUs in the event of Employee’s death in accordance with Section 14(b) of the Plan.

(g)Specified Employee Delay.  If Newmont determines that settlement of PSUs hereunder (i) constitutes a deferral of compensation for purposes of Section 409A of the Internal Revenue Code (the “Code”), (ii) is made to Employee by reason of his or her “separation from service” (within the meaning of Code Section 409A), and (iii) Employee is a “specified employee” (within the meaning of Code Section 409A) at the time settlement would otherwise occur, transfers of Common Stock will be delayed until the first day of the seventh month following the date of such separation from service or, if earlier, on Employee’s death.

(h)Modification.  Except as otherwise permitted by the Plan, the PSU Terms Agreement may not be modified or amended, nor may any provision hereof be waived, in any way except in writing signed by the parties hereto.  Notwithstanding any other provision of the PSU Terms Agreement to the contrary, the Committee may amend the PSU Terms Agreement to the extent it determines necessary or appropriate to comply with the requirements of Code Section 409A and the guidance thereunder and any such amendment shall be binding on Employee.

Chris Robison PSU

IN WITNESS WHEREOF, pursuant to Employee’s Grant Acknowledgement (including without limitation, the Terms and Conditions section hereof), incorporated herein by reference, and executed by Employee, Employee agrees to the terms and conditions of the PSU Terms Agreement.

ACCEPTED:

/s/Chris J. Robison	4/9/2015
Name	Date